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                                                                   EXHIBIT 10.38

                               SUBLEASE AGREEMENT


         This Agreement is made as of the 5th day of December 1997 between Fieldworks, Inc. (a Minnesota corporation), hereinafter referred to as "Sublessor", and LSC, Inc. (a Minnesota corporation) hereinafter referred to as "Sublessee".


                              WITNESSETH, WHEREAS:

         Sublessor, as Tenant, entered into a lease with Northwestern Mutual Life Insurance Co., as Landlord, dated May 13, 1994 for 12,153 square feet and a lease dated May 10, 1994 for 12,386 square feet, and as amended on May 22, 1997 and subsequently assigned from Northwestern Mutual Life Insurance Co. to The Principal Mutual Life Insurance Co., by sale of the building for leasing space at 9947-9969 Valley View Road, Eden Prairie, Minnesota, (the "Building"), to which lease (hereinafter, the "Prime Lease") reference is hereby made and a copy is attached hereto as Exhibit B, and which is incorporated by reference as if the same were hereinafter set forth at length; and

         The parties hereto have agreed that Sublessor shall sublet all of such space to Sublessee;

         Now, therefore, the parties hereto hereby covenant and agree as follows:

1) Sublessor hereby subleases to Sublessee approximately 11,588 square feet of the space in said Building, described as the office area only of Bay B and the entire Bay C as depicted on Exhibit A attached hereto and made a part hereof, (the "Subleased Premises") for a term beginning February 1, 1998 and ending June 30, 1999 at a gross rental rate of Eight Thousand Five Hundred and 00/100 Dollars ($8,500.00) per month. Sublessee shall pay said gross rent provided for hereunder in monthly installments in advance on the first day of each and every month during the term hereof, commencing February 1, 1998, to the Sublessor at the address in Article 12. For the purpose of this agreement, Gross Rent shall include all amounts due to Sublessor, including base rent, common area maintenance expenses, real estate taxes, utilities, and any repairs required to the HVAC systems serving the Subleased Premises. Garbage removal, janitorial services and phone hook-ups shall be in the name of Sublessee and paid for directly by Sublessee commencing February 1, 1998.


2) The Subleased Premises shall be used for the purposes of general office and warehouse.


3) Sublessee shall not assign its interest in this Sublease nor further sublet the Subleased Premises in whole or in part; and shall not permit its interest in this Sublease to be vested in any third party by operation of law or otherwise, without written permission from Sublessor and Landlord.


4) This Sublease is subject and subordinate to the Prime Lease. Except as may be inconsistent with the terms hereof, all terms, covenants and conditions contained in the Prime Lease shall be
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Sublease Agreement
Page 2

         applicable to this Sublease with the same force and effect as if Sublessor were the Landlord under the Prime Lease and Sublessee were the Tenant thereunder, and in case of any breach hereof by Sublessee, Sublessor shall have all rights against Sublessee as would be available to the Landlord against the Tenant under the Prime Lease if such breach were by the Tenant thereunder (subject to Sublessee's limited repair obligation).


5) Notwithstanding anything to the contrary herein set forth, the only services or rights to which Sublessee may be entitled hereunder are those to which Sublessor may be entitled under the Prime Lease.


6) Sublessee and Sublessor shall neither do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Landlord under the Prime Lease. Sublessee and Sublessor shall indemnify and hold each other harmless from and against all claims or expenses of any kind whatsoever by reason of the other parties breach of the Prime Lease or this Sublease.


7) Sublessee has paid Sublessor on the execution and delivery of this Sublease the sum of Eight Thousand Five Hundred and 00/100 ($8,500.00) as security for the full and faithful performance of the terms, covenants and conditions of this sublease on Sublessee's part to be performed or observed, including but not limited to payment of gross rent in default or for any other sum which Sublessor may expend or be required to expend by reason of Sublessee's default, including any damages or deficiency in reletting the Subleased Premises, in whole or in part, whether such damages shall accrue before or after summary proceedings or other re-entry by Sublessor or the Prime Landlord. If Sublessee shall fully and faithfully comply with all the terms, covenants and conditions of this sublease on Sublessee's part to be performed or observed, the security, or any unapplied balance thereof, shall be returned to Sublessee within thirty (30) days after the time fixed as the expiration of the demised term and after the removal of Sublessee and surrender of possession of the Subleased Premises to Sublessor in the condition that existed at the Commencement of the Sublease, normal wear and tear excepted.


8) Sublessor agrees to demise the Subleased Premises as shown in Exhibit A, patch any holes in the existing walls, re-paint the office walls, shampoo the carpet and re-key the Subleased Premises. Other than the improvements described above, Sublessee agrees to accept the Subleased Premises in its "as-is" condition. Any other improvements to the premises, including the costs to re-wire the telephone equipment, security systems or computer equipment, shall be completed by the Sublessee, at Sublesee's sole cost and expense, with Sublessor's prior written approval.


9) It is expressly agreed that Sublessor shall have no responsibility or liability for damage caused to any inventory or personal property placed by Sublessee in the Subleased Premises except for liability resulting from Sublessor's negligence or misconduct, and Sublessee agrees to carry, at its own expense, adequate inventory insurance and public liability insurance. Sublessee shall comply
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Sublease Agreement
Page 3

         with all Tenant's insurance obligations under Article 16 of the Prime Lease. Sublessor and Landlord shall be named as additional insureds.


10) Sublessee represents that it has read and is familiar with the terms of the Prime Lease and all related documents found in Exhibit B. Sublessor represents these are all documents relevant to the existing Lease of the Subleased Premises.


11) All prior understandings and agreements between the parties are merged within this agreement, which alone fully and completely set forth the understanding of the parties; and this Sublease may not be changed or terminated orally or in any manner other than by an agreement in writing to which the written consent of the Landlord under the Prime Lease shall have been obtained.


12) Any notice or demand which either party may or must give to the other hereunder shall be in writing and delivered personally or sent by certified mail, return receipt requested, addressed to Sublessor as follows:
                                    Fieldworks, Inc.
                                    7631 Anagram Drive
                                    Eden Prairie, MN 55344

         and to Sublessee, as follows:

                                    LSC, Inc.
                                    9955 Valley View Road
                                    Eden Prairie, MN 55344


         with a copy thereof to the Landlord under the Prime Lease in the manner and at the place designated in the Prime Lease. Either party may, by notice in writing, direct that future notices or demands to be sent to a different address. Sublessor agrees to notify Sublessee within five
         (5) days in the event any notice of default is received from the Prime Lessor which affects the Subleased Premises.


13) Sublessor agrees as a condition of the Sublease to allow Sublessee to use the existing security system and telephone system (with voice mail) during the term of this Sublease Agreement, at no additional cost to Sublessee. Additionally, Sublessor agrees to give to Sublessee the two existing refrigerators and microwave ovens as a condition of this Sublease Agreement.


14) The covenants and agreements herein contained shall bind and inure to the benefit of Sublessor, Sublessee and their respective heirs, executors, administrators, successors and assigns.
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15)      Sublessor represents it is in full compliance with Article 37 of the
         Prime Lease and to the best of Sublessor's knowledge, no hazardous materials are currently being stored in nor will any hazardous materials be left in the Subleased Premises upon Sublessor's vacation of the Subleased Premises.


16) Sublessor will allow Sublessee to install signage that complies with the Prime Lease.


SUBLESSEE:                                   SUBLESSOR:

LSC, INC.                                    FIELDWORKS, INC.
(A MINNESOTA CORPORATION)                    (A MINNESOTA CORPORATION)

By:   /S/ BRAD BALOGH                        By:     /S/ KAREN L. ENGEBRETSON
Its:     PRESIDENT/CEO                       Its:         CFO/ VP OF FINANCE
Date:    DECEMBER 10, 1997                   Date:         DECEMBER 11, 1997